NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-6331

September 3, 2010

Dear Shareholders:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Multi-Manager Large Cap Growth Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”).

Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of Winslow Capital Management, Inc. (“Winslow”) to serve as a new subadviser to the Fund. At the same time, the Board approved the termination of Goldman Sachs Asset Management, L.P. (“Goldman”), as subadviser to the Fund.  These changes became effective on June 25, 2010.  The Trust has received an exemptive order from the Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”).  The Manager of Managers Order instead requires that this Information Statement be sent to you.

The Board approved the replacement of Goldman with Winslow upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Fund.  This recommendation was based on several factors, including:

•	NFA’s dissatisfaction with the performance of the Fund’s assets managed by Goldman;
•	Winslow’s exclusive management of accounts using a large cap growth style;
•	Winslow’s well-articulated investment process; and
•	Winslow’s investment personnel who would be managing the Fund.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/Eric E. Miller
Eric E. Miller
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
 (800) 848-6331

INFORMATION STATEMENT

The Board of Trustees (the “Board”) of Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Multi-Manager Large Cap Growth Fund (the “Fund”).  All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of the date hereof, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement.  This Information Statement will be sent to Contract Owners on or about September 23, 2010. The Information Statement is also available online at www.nationwide.com/mutualfunds.  The Trust has received an exemptive order (the “Manager of Managers Order”) from the Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers which are unaffiliated with NFA, to terminate subadvisory relationships and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval, provided, among other things, that the Fund send to its shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust.  The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA.  Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the supervision and direction of the Board.  NFA selects subadviser(s) it believes will provide the Fund with high quality investment management services consistent with the Fund’s investment objective.  NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective June 25, 2010, Winslow Capital Management, Inc. (“Winslow”) began serving as one of three subadvisers to the Fund, replacing Goldman Sachs Asset Management, L.P. (“Goldman”). As a result of this change, the assets of the Fund previously subadvised by Goldman are now subadvised by Winslow.

Winslow is independent of NFA and discharges its responsibilities subject to the oversight and supervision of NFA and the Board.  Winslow is paid by NFA from the fees NFA receives from the Fund.  In accordance with procedures adopted by the Board, each subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of Winslow, located at 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402, as a new subadviser of a portion of the Fund’s assets.  Winslow began serving as a subadviser to the Fund on June 25, 2010, following action taken by the Board on June 16, 2010 to approve Winslow as a subadviser to the Fund.  The decision by the Board to approve Winslow as a subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

The Fund consists of three portions managed by different subadvisers.  As part of NFA’s duties to select and supervise the Fund’s subadvisers, NFA is responsible for communicating performance expectations to, and evaluating the performance of, each subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated.  NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

As part of its ongoing monitoring duties, NFA reviewed the recent performance of the Fund and the allocation of the Fund’s assets among each of the three subadvisers.  Goldman had managed a portion of the Fund (the “Portion”) since the Fund’s inception in March 2008.  NFA determined that, since that time, Goldman had made changes to the investment process it employed that altered the investment risk/return profile of the Portion, to the long-term detriment of the Fund.  Specifically, Goldman sought to reduce the investment risk to the Portion, resulting in a style more closely aligned to the Fund’s benchmark, but with limited relative growth potential.  NFA concluded that these changes to Goldman’s investment process, which occurred after the Fund had suffered from the market losses of 2008 and early 2009, limited the Fund’s ability to fully benefit from subsequent market advances.  Accordingly, NFA recommended that the Board replace Goldman as a subadviser to the Fund.

NFA employed a subadviser selection process that was driven by certain qualitative and quantitative criteria, including performance record, investment strategies, and strength and depth of management.  For those potential subadvisers that met the performance requirements, a number of other factors were applied, including how the potential subadviser’s strategy had performed during both up and down markets, and whether it had kept its risk level within a reasonable range of the benchmark index (Russell 1000® Growth Index).  Discussions and on-site due diligence visits were then conducted with the potential subadvisers that met NFA’s qualitative and quantitative measures.

Winslow

Of the potential subadvisers that were evaluated, NFA found Winslow to be the most qualified and appropriate candidate to subadvise the Portion, considering the results of a detailed due diligence process as well as the Fund’s investment objective and strategies.  In order to maintain focus on its investment process, Winslow, as a firm, only manages client accounts that use a large cap growth equity style.  Winslow employs a bottom-up investment approach to select stocks of companies it believes will provide an opportunity for achieving superior portfolio returns (i.e., returns in excess of those of the average stock mutual fund) over the long term. This means it bases investment decisions on factors that are specific to individual companies, rather than on general economic conditions. When purchasing stocks for the Fund, Winslow looks for companies typically having some or all of the following attributes:

•	participation in markets with growth opportunities;
•	favorable market share;
•	identifiable and sustainable competitive advantages;
•	a management team that can perpetuate the issuer’s competitive advantages; and
•	attractive, and preferably rising, returns on invested capital.

Winslow employs a sell discipline pursuant to which it will sell some or all of its position in a stock when the stock becomes fully valued, the issuer’s fundamental business prospects are deteriorating, or the position exceeds 5% of the Fund’s assets.

The Portion is now managed by Justin H. Kelly, CFA and R. Bartlett Wear, CFA, each a Senior Managing Director of Winslow. Messrs. Kelly and Wear are jointly responsible for the day-to-day portfolio management of the Portion, along with Clark J. Winslow, who serves as Chief Investment Officer.  Mr. Kelly joined Winslow in April 1999 as a Managing Director with responsibility for research and portfolio management. He received a B.S. from Babson College in 1993.

Mr. Wear joined Winslow in April 1997 as Managing Director with responsibility for research and portfolio management. He received a B.S. from Arizona State University in 1982.  Mr. Winslow founded Winslow Capital Management in 1992. Mr. Winslow earned a B.A. from Yale University in 1962 and an M.B.A. from Harvard Business School in 1965.

Based on the foregoing considerations, NFA recommended to the Board that Winslow be approved as a subadviser to the Fund.

BOARD CONSIDERATIONS

At a Board meeting held in-person on June 16, 2010, the Board, including the Trustees who are not considered “interested persons” under the Investment Company Act of 1940 (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the termination of Goldman as a subadviser to the Fund and the hiring of Winslow as a subadviser to the Fund.  The Trustees were provided with detailed materials relating to Winslow in advance of and at the meeting.  The material factors and conclusions that formed the basis for the approval are discussed below.

        The Nature, Extent, and Quality of the Services Provided by Winslow, as Subadviser.  The Board reviewed Goldman’s performance record for the year-to-date, one-year and two-year periods ending March 31, 2010, noting that the one- and two-year returns had lagged the Fund’s benchmark, the Russell 1000® Growth Index. The Board considered changes to the investment process and portfolio management team at Goldman.  The Board then reviewed Winslow’s investment strategy for large cap growth equity products as well as Winslow’s process and performance record with respect to large cap growth equity portfolios. The Board also examined and considered the experience of the investment personnel of Winslow that would be managing the Fund.

Investment Performance.  The Board evaluated the Fund’s investment performance and considered the performance of the portfolio managers who were expected to manage the Fund on behalf of Winslow.  The Board also reviewed the comparative performance of the Fund, including each of the three portions that are managed by different subadvisers, based on data provided by Lipper.  The Trustees concluded that the investment performance record of the portfolio managers who were expected to manage the Fund on behalf of Winslow, in combination with various other factors, supported a decision to approve the subadvisory agreement.

Fee Level.  The Board considered the Fund’s overall fee level and noted that the overall expenses of the Fund would remain the same under the subadvisory agreement, as Winslow’s fees are paid out of the advisory fee that NFA receives from the Fund.  The Board also noted that the subadvisory fee paid to Winslow was based on the aggregation of (i) the assets of the Portion subadvised by Winslow, (ii) the assets of a separate account it was anticipated Winslow will subadvise pursuant to a separate written agreement with Nationwide Investment Advisors, Inc. (“NIA”), which is affilliated with NFA, and (iii) the assets of any series of the Trust, Nationwide Mutual Funds, or any other pooled investment allocated to Winslow by NFA or NIA in the future, provided that any such additional assets be managed pursuant to Winslow’s large cap growth style.  The Board concluded that the subadvisory fees to be paid to Winslow were fair and reasonable in relation to the services and benefits provided to the Fund.

Economies of Scale.  The Board noted that the Fund’s current advisory and subadvisory fee schedules include breakpoints that are intended to result in fee reductions to shareholders over time as assets increase.

Profitability; Fall-Out Benefits.  The Board considered the factor of profitability to Winslow as a result of the subadvisory relationship with the Fund.  In addition, the Board considered whether any “fall-out” or ancillary benefits would accrue to Winslow as a result of its relationship with the Fund.  However, since Winslow’s subadvisory relationship is new with respect to the Fund, it was not possible to accurately assess either factor at this time.

Terms of the Subadvisory Agreement.  The Board reviewed the terms of the subadvisory agreement and noted that the non-compensatory terms are substantially similar in all material respects as the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.  The Board concluded that the terms were fair and reasonable.

Conclusion.  Based on this information, the Board, including all of the Independent Trustees, concluded that the nature, extent and quality of the subadvisory services to be provided by Winslow were appropriate for the Fund in light of its investment objective.  The totality of multiple factors taken together, instead of any single factor, informed the Board’s decision.  The Board concluded that the approval of the subadvisory agreement was in the best interests of the Fund and its shareholders and unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Winslow, dated June 25, 2010 (the “Agreement”), was approved by the Board on June 16, 2010.  In accordance with the Manager of Managers Order, the Agreement will not be submitted to the Fund’s shareholders for their approval.  The following is a brief summary of the material terms of the Agreement.

Term.  The Agreement has an initial term that expires on May 1, 2012 and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60-day written notice by NFA, the Trust on behalf of the Fund, a majority of the outstanding voting securities of the applicable Fund, or Winslow. The Agreement terminates automatically if assigned by any party.

Fees.  Under the Agreement, the annual fee payable by NFA to Winslow (as a percentage of the Fund’s average daily net assets) is set forth in the table attached as Exhibit A. The overall advisory fee of the Fund would remain the same under the Agreement, as Winslow’s fee is paid out of the advisory fee that NFA receives from the Fund.

Duties.  Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to Winslow and for overseeing and reviewing the performance of Winslow.  Winslow is required to manage the Fund in accordance with the Fund’s investment objective and policies, subject to the supervision of NFA and the Board.

Brokerage.  Under the Agreement, Winslow is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Winslow selects and to negotiate commissions to be paid on such transactions.  In doing so, Winslow is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification.  Under the Agreement, Winslow and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement or violation of applicable law.

Winslow is required, under the Agreement, to indemnify NFA, the Trust, the Fund and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Winslow’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances.  The Agreement also contains provisions pursuant to which NFA is required to indemnify Winslow for any liability and expenses which may be sustained by Winslow unless they were the result of Winslow’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory Pronouncements.  The Agreement also includes provisions arising from regulatory changes.  These provisions include a requirement that Winslow establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act.  Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Winslow to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Winslow and other subadvisers to funds affiliated with the Fund.

Further Information. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement.  A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website - http://www.sec.gov - through the EDGAR system.

OTHER INFORMATION ABOUT WINSLOW

Winslow is located at 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402.  The following table sets forth the name and principal occupation of the principal executive officer and each director of Winslow.  The address of each person listed below is 4720 IDS Tower, 80 South Eighth Street, Minneapolis, Minnesota 55402.

Name	Title
Clark J. Winslow	Chief Executive Officer, Chief Investment Officer, Portfolio Manager
Michael S. Palmer	President
Justin H. Kelly	Senior Managing Director, Portfolio Manager
Reed Bartlett Wear	Senior Managing Director, Portfolio Manager
Jean Andrea Baillon	Senior Managing Director, Chief Administrative Officer, Chief Financial Officer
Laura J.. Hawkins	Chief Compliance Officer

Winslow has been an investment adviser since 1992, and was privately held until December 2008, when it became a wholly-owned subsidiary of Nuveen Investments, Inc.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2009, the Fund paid the amount to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 10, 2010.  The Investment Advisory Agreement was last approved by Fund shareholders on April 25, 2007.  The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser.  With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser.  Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60-day written notice to the other party.  The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of June 25, 2010, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of June 25, 2010, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of June 25, 2010, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of Winslow as a subadviser to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of Contract Owners.  Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option.  Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or sub-accounts thereof, of certain life insurance companies (“Participating Insurance Companies”).  The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners.  Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will then vote the shares of the Fund in accordance with Contract Owners’ voting instructions.  If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received.  As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote.  Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote.  Contract Owners will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights.  Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter.  Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees.  NFM also serves as transfer agent and dividend disbursing agent for the Fund.  The address for NFA, NFD and NFM is 1000 Continental Drive, Suite 400, King of Prussia, Pennsylvania 19406.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Winslow, nor do any such Officers or Trustees own securities issued by Winslow or have any other material direct or indirect interest in Winslow.

The Trust will furnish without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free (800) 848-6331. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

/s/Eric E. Miller
Eric E. Miller, Secretary

September 3, 2010

EXHIBIT A

SUBADVISORY FEES

The annual fee payable by NFA to Winslow (as a percentage of the Fund’s average daily net assets under Winslow’s management) is set forth in the following table.

Fund Name	Subadvisory Fees
NVIT Multi-Manager Large Cap Growth Fund
0.40% on Aggregate Subadvisory Assets† up to $100 million;
0.35% on Aggregate Subadvisory Assets† of $100 million and more but less than $350 million;
0.30% on Aggregate Subadvisory Assets† of $350 million and more but less than $600 million;
0.25% on Aggregate Subadvisory Assets† of $600 million and more but less than $1 billion;
0.20% on Aggregate Subadvisory Assets† of $1 billion and more but less than $2.5 billion;
0.23% on Aggregate Subadvisory Assets† of $2.5 billion and more but less than $3.5 billion;
0.24% on Aggregate Subadvisory Assets† of $3.5 billion and more but less than $5 billion; and
0.25% on Aggregate Subadvisory Assets† of $5 billion and more.

† The term “Aggregate Subadviser Assets” shall mean the aggregate amount of assets resulting from the combination of (i) Subadviser Assets of the NVIT Multi-Manager Large Cap Growth Fund; (ii) the assets of one or more series of either the Trust or of Nationwide Mutual Funds that the Adviser will allocate to, and put under the control of, the Subadviser; and (iii) the assets of one or more pooled investment accounts, including but not limited to the Nationwide Large Cap Growth Portfolio, that Nationwide Investment Advisors, LLC will allocate to, and put under the control of, the Subadviser, provided however that with respect to (ii) and (iii) of this paragraph, any such series, pooled investment account, or portion thereof that is subadvised by the Subadviser operate pursuant to substantially identical investment objectives and strategies as those of the NVIT Multi-Manager Large Cap Growth Fund as of the date hereof.

Nationwide Mutual Funds is a Delaware statutory trust and registered investment company for which the Adviser also serves as investment adviser.  The Nationwide Large Cap Growth Portfolio is a managed separate account of Nationwide Life Insurance Company, organized under Ohio law, that is exempt from registering as an investment company pursuant to Section 3(c)(11) of the 1940 Act.

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table.

Fund Name	Advisory Fees
NVIT Multi-Manager Large Cap Growth Fund	0.65% on assets up to $1 billion; and 0.60% on assets of $1 billion and more.

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2009. The amount indicated is net of waivers and reimbursements.

Fund	Advisory Fees
NVIT Multi-Manager Large Cap Growth Fund	$1,709,789

C-1

EXHIBIT D

As of June 25, 2010, the Fund had issued outstanding the shares in the amount set forth in the table below.

Fund	Number of Shares Outstanding
NVIT Multi-Manager Large Cap Growth Fund Class I	8,522,557.130
NVIT Multi-Manager Large Cap Growth Fund Class II	21,098,008.083
NVIT Multi-Manager Large Cap Growth Fund Class Y	43,667,335.873

D-1

EXHIBIT E

As of June 25, 2010, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund:

Name and Address of Shareholder -	Number of Shares Beneficially Owned	Percentage of the class Held by the Shareholder
NVIT Multi-Manager Large Cap Growth Fund Class I
Nationwide Life Insurance Company NWVA9 C/O IPO Portfolio Accounting PO Box 182029 Columbus OH 43218-2029	3,643,258.655	42.75%
Nationwide Life Insurance Company NWVLI4 C/O IPO Portfolio Accounting PO Box 182029 Columbus OH 43218-2029	1,454,840.872	17.07%
Nationwide Life Insurance Company NWVAII C/O IPO Portfolio Accounting PO Box 182029 Columbus OH 43218-2029	1,432,780.829	16.81%
Nationwide Life Insurance Company PMLIC-VLI C/O IPO Portfolio Accounting PO Box 182029 Columbus OH 43218-2029	568,291.101	6.67%
Nationwide Life Insurance Company NWVLI7 C/O IPO Portfolio Accounting PO Box 182029 Columbus OH 43218-2029	472,640.314	5.55%
NVIT Multi-Manager Large Cap Growth Fund Class II
Nationwide Life Insurance Company NWVAII C/O IPO Portfolio Accounting PO Box 182029 Columbus OH 43218-2029	20,974,467.954	99.41%

E-1

NVIT Multi-Manager Large Cap Growth Fund Class Y
Cardinal Capital Appreciation C/O Citi Fund Services 3435 Stelzer Rd Columbus OH 43219	14,018,907.707	32.10%
Cardinal Moderate C/O Citi Fund Services 3435 Stelzer Rd Columbus OH 43219	12,690,944.660	29.06%
Cardinal Balanced C/O Citi Fund Services 3435 Stelzer Rd Columbus OH 43219	7,992,482.359	18.30%
Cardinal Moderately Aggressive C/O Citi Fund Services 3435 Stelzer Rd Columbus OH 43219	4,127,716.472	9.45%
Cardinal Moderately Conservative C/O Citi Fund Services 3435 Stelzer Rd Columbus OH 43219	2,858,428.549	6.55%

E-2